EXHIBIT 23



Consent of Accountants
----------------------


The Board of Directors and Shareholders
Mentor Graphics Corporation:



We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774,
33- 57147, 33-57149, 33-57151, and 33-64717) and on Form S-3 (Nos.
33-52419, 33-56759, 33-60129, and 333-277) of Mentor Graphics Corporation
and subsidiaries of our reports dated January 29, 1996, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows and stockholders' equity and related schedule for each of the years in the three-year period ended December 31, 1995, which reports appear or are incorporated by reference in the December 31, 1995 annual report on Form 10-K of Mentor Graphics Corporation and subsidiaries. Our reports refer to a change in the method of accounting for certain investments in debt and equity securities and income taxes.



                                               KPMG PEAT MARWICK LLP



Portland, Oregon
March 25, 1996